Exhibit 99.1

Pacific Capital Bancorp Enters into Agreement to Strengthen Capital Position Through $500 Million Investment from a Subsidiary of Ford Financial Fund, L.P.

Gerald J. Ford and Carl B. Webb to Join Board of Directors Following Closing of $500 Million Investment

Pacific Capital Bancorp Announces First Quarter 2010 Loss of $79.9 Million

SANTA BARBARA, Calif.--(BUSINESS WIRE)--April 29, 2010--Pacific Capital Bancorp (Nasdaq:PCBC), a community bank holding company, announced today that it has entered into a definitive agreement with SB Acquisition Company LLC, a wholly-owned subsidiary of Ford Financial Fund, L.P. (“Ford”), for Ford to invest approximately $500 million in the Company as part of the Company’s overall recapitalization plan.

As part of the definitive agreement, the parties have agreed that the Company will commence a rights offering following the closing of the Ford investment (the date of such closing, the “Closing Date”) to provide shareholders of record as of the close of business on the day prior to the Closing Date (“Legacy Shareholders”) the non-transferable right to purchase common stock directly from the Company at a price of $0.20 per share, which is the same per share price contemplated by the Ford investment. A maximum of 20% of the pro-forma fully diluted equity will be available for purchase by Legacy Shareholders in the rights offering, proportionally to each Legacy Shareholder’s ownership in the Company.

“Following an extensive process to assess the Company’s strategic alternatives, we determined that the Ford investment is in the best interests of the Company and its stakeholders, and represents the most attractive alternative available,” said George Leis, President and Chief Executive Officer of Pacific Capital Bancorp.

“We expect that the addition of $500 million in capital, together with the overall recapitalization plan and rights offering, will substantially strengthen the Company’s capital ratios and place it on a firm footing for the future,” said Leis. “Additionally, this gives us the strength to retain and build our franchise value for the long-term. The combination of Ford’s extensive and highly successful experience in California banking and Pacific Capital’s significant market presence and unique customer service culture will enable us to continue as one of the strongest community banks along the Central Coast.”

“We are taking these actions today as the best alternative available to us to assure the Company’s future,” said Edward Birch, Chairman of the Board of Directors of Pacific Capital Bancorp. “We believe these capital strengthening actions, and the experience provided by Ford, will position the Company to weather the storms of today and continue its unique banking role in the California communities we serve.”

Upon closing of the investment, each of the Company and Pacific Capital Bank, N.A. (the “Bank”) will add experienced bankers Gerald J. Ford and Carl B. Webb to its board of directors. Mr. Ford is the Managing Member of Ford Financial Fund, L.P., and was formerly Chairman and CEO of Golden State Bancorp, Inc. and California Federal Bank. Mr. Webb is a Senior Principal at Ford Financial Fund, L.P. and was formerly President, COO and a director of Golden State Bancorp and California Federal Bank.

Mr. Ford said, “We are pleased to have this opportunity to invest in a financial services franchise with such deep roots in attractive markets in California. We look forward to helping strengthen this institution for the benefit of all its stakeholders, so that it can continue serving its loyal customers and supporting its community partners, as it has done now for more than 50 years.”

Terms of the Ford Investment

Pursuant to the definitive agreement, the Company agreed to sell to Ford, at the closing of the investment, 225,000,000 shares of its common stock at a purchase price of $0.20 per share and 455,000 shares of newly created mandatorily convertible participating voting preferred stock (“Preferred Stock”) at a purchase price of $1,000 per share. The Preferred Stock will have a liquidation preference of $1,000 per share and each share of Preferred Stock will be convertible into a number of shares of the Company’s common stock equal to the liquidation preference divided by $0.20 (subject to customary anti-dilution adjustments).

The investment is subject to satisfaction or waiver of certain closing conditions, including (i) completion of a recapitalization transaction with the United States Department of the Treasury (“Treasury”) involving the exchange of all shares of preferred stock issued by the Company under the Troubled Asset Relief Program Capital Purchase Program, having an aggregate liquidation preference of $180,634,000, and associated warrants, for shares of the Company’s common stock in an amount equal to 20% of that liquidation preference and the amount of accrued but unpaid dividends on the preferred shares, with the common stock valued at $0.20 per share for this purpose; and (ii) completion of tender offers for at least 70% of the aggregate amount of the Company’s $67,330,000 aggregate liquidation amount of trust preferred securities, at a purchase price equal to 20% of such liquidation amount, and the Bank’s $121,000,000 aggregate principal amount of subordinated debt instruments, at a purchase price equal to 30% of such principal amount. Completion of the foregoing transactions and of the Ford investment would be conditioned upon each other.

The Ford investment is subject to satisfaction or waiver of additional closing conditions, including, among others, the receipt of requisite governmental and regulatory approvals and the Company’s receipt of approval from the NASDAQ Stock Market to issue the securities described above in reliance on the shareholder approval exemption set forth in NASDAQ Rule 5635(f).

After giving effect to the Ford investment and the exchange transaction with the Treasury as described above, it is expected that Ford would own approximately 91% of the Company’s common stock (on an as-converted basis), the Treasury would own approximately 7% of the Company’s common stock, and the Company’s shareholders as of today would own approximately 2% of the Company’s common stock (in each case without giving effect to the contemplated rights offering). With the contemplated rights offering, Legacy Shareholders will be offered a maximum of 20% of the pro-forma fully diluted equity for purchase, proportionally to each Legacy Shareholder’s ownership in the Company.

There can be no assurances that the conditions to the transactions described above will be satisfied or waived, or that such transactions will be completed on the terms described.

The complete terms and conditions of the investment agreement will be detailed in a filing made on Form 8-K on or before May 4, 2010, with the Securities and Exchange Commission. A copy of the 8-K filing will be accessible at http://www.pcbancorp.com/investors/sec_filings/ or www.sec.gov.

Advisors

Sandler O’Neill + Partners served as financial advisor and Manatt, Phelps & Phillips, LLP and Wachtell, Lipton, Rosen & Katz served as legal advisors to Pacific Capital Bancorp. J.P. Morgan served as financial advisor and Skadden, Arps, Slate, Meagher & Flom LLP served as legal advisor to Ford.

First Quarter 2010 Financial Results

The Company also announced today results for the first quarter of 2010. The Company recorded a net loss applicable to common shareholders of ($79.9) million, or ($1.71) per share for the first quarter of 2010, compared with ($7.9) million or ($0.17) per share for the same period in the prior year. The Company’s net loss from continuing operations for the first quarter of 2010 was ($84.3) million, or ($1.80) per common share, compared with a net loss from continuing operations of ($37.6) million, or ($0.81) per common share, in the same period of the prior year. The Company’s Refund Anticipation Loan (RAL) and Refund Transfer (RT) businesses were sold during the first quarter of 2010 and are now treated as discontinued operations. While not a GAAP measurement, for the first quarter of 2010, the Company generated $12.5 million in pre-tax, pre-provision income from continued operations, compared with $3.5 million in the same period of the prior year.

Statement of Operations

The Company recorded a provision for loan losses of $96.8 million for the first quarter of 2010, compared with $73.5 million in the same period of the prior year. The increase in the provision for loan losses reflects an overall increase in credit loss experience and a higher level of non-performing assets.

The Company’s net interest income for the first quarter of 2010 was $44.3 million, compared with $47.8 million in the same quarter of 2009. The decrease in net interest income is primarily attributable to a reduction in average earning assets and a decline in interest rates on earning assets. The Company’s net interest margin for the first quarter of 2010 was 2.60%, which compares with 2.50% in the first quarter of 2009 and 2.60% in the fourth quarter of 2009.

The Company’s non-interest income was $19.6 million in the first quarter of 2010, compared with $15.6 million in the first quarter of 2009. The increase is due primarily to the net gain on sale of securities increasing by $2.5 million, and the gain on sale of loans increasing by $3.4 million. These gains were offset by a decrease in the market value of a customer swap and lower customer fees. During the first quarter of 2010, the Company sold $48.6 million in securities and $36.2 million of loans. The proceeds were invested in more liquid assets, which had some positive impact on the Company’s risk-based capital ratios. Non-interest expense was $51.3 million in the first quarter of 2010, compared with $59.8 million in the first quarter of 2009. The decline in non-interest expense is primarily due to the improvement in operational efficiencies as the Company continues its initiatives to reduce costs.

The Company recorded an $8.2 million gain on the sale of its RAL and RT businesses in the first quarter of 2010. The gain reflects the $10 million in cash proceeds received from the sale, partially offset by the write-off of remaining assets related to the RAL and RT businesses.

In the first quarter of 2010, the Company recognized a provision for taxes of $49,000, compared with a $32.4 million tax benefit recorded in the first quarter of the prior year. It was assumed at the end of the first quarter 2009 that the Company would be able to fully utilize the tax benefit arising from the net loss recognized that quarter through carry backs or carry forwards. At the end of the second quarter of 2009, following the large loss recognized that quarter and resulting uncertainty regarding future taxable income, the Company determined that the only tax benefits that should be recognized were those whose utilization were assured through carry backs. All of the available carry backs were recognized as a receivable by December 31, 2009, and virtually the only tax expense or benefits now being recognized are adjustments to the receivable.

Balance Sheet

The Company’s total gross loans held for investment were $4.89 billion at March 31, 2010, compared with $5.17 billion at December 31, 2009, and $5.69 billion at March 31, 2009. The sequential quarter decline in total gross loans is primarily attributable to one of the Company’s strategies to shrink its balance sheet through scheduled amortization and early pay-off of loans, and the sale of loans, primarily from the commercial portfolio and the residential real estate portfolio.

The Company’s total deposits were $5.42 billion at March 31, 2010, compared with $5.37 billion at December 31, 2009, and $5.46 billion at March 31, 2009.

The Company continues to maintain a strong liquidity position. As of March 31, 2010, the Company had $1.41 billion in cash and other liquid assets.

Asset Quality

Total non-performing assets (NPAs) were $467.3 million at March 31, 2010, compared with $437.0 million at December 31, 2009. The increase was primarily attributable to higher levels of non-performing loans in the residential real estate portfolio and an increase in other real estate owned (OREO).

Net charge-offs were $82.3 million in the first quarter of 2010, compared with $33.2 million in the fourth quarter of 2009. The net charge-offs in the first quarter of 2010 primarily consisted of $34.0 million related to the commercial loan portfolio, $23.6 million related to the commercial real estate portfolio, and $16.2 million related to the construction portfolio.

The following tables provide comparative asset quality data for the comparable three-month periods for continuing operations (dollars in millions):

	As of and For the Three-Months Ended
Continuing Operations:	March 31, 2010	December 31, 2009	March 31, 2009
Allowance for loan losses	$282.2	$272.9	$141.0
Allowance for loan losses/total loans	5.77%	5.28%	2.48%

Total non-performing assets	$467.3	$437.0	$271.1
Total non-performing assets/total assets	6.50%	5.85%	3.30%

Allowance/non-performing loans	68%	69%	54%

Net charge-offs	$82.3	$33.2	$73.4
Annualized net charge-offs/total average loans	6.56%	2.49%	5.19%

Capital Ratios

At March 31, 2010, the Bank had a Tier 1 leverage ratio of 4.6%, a Tier 1 risk-based capital ratio of 7.5% and a Total Risk-Based capital ratio of 10.2%. As a result, the Bank was not in compliance with either the minimum capital ratios it has agreed with the Office of the Comptroller of the Currency (the “OCC”) to maintain or the minimum Tier 1 Leverage ratio required to be considered “well-capitalized” under generally applicable regulatory guidelines. Potential consequences of not meeting these requirements are discussed in the “Risk Factors” section of the Company’s 2009 SEC Form 10-K.

Regulatory Actions

As a result of the most recent examination of the Bank by the OCC, we expect that the Bank and the Company will be subject to further supervisory action. Any such supervisory action could have a material adverse effect on the results of operations, financial condition and business of the Company and Bank.

Conference Call and Webcast

The Company will hold a conference call today at 11:00 a.m. Eastern time / 8:00 a.m. Pacific time to discuss the investment transaction with Ford and its first quarter 2010 results. To access a live webcast of the conference call, log on at the Investor Relations page of the Company’s website at www.pcbancorp.com. For those who cannot listen to the live broadcast, a replay of the conference call will be available shortly after the call at the same location.

About Pacific Capital Bancorp

Pacific Capital Bancorp is the parent company of Pacific Capital Bank, N.A., a nationally chartered bank that operates 44 branches under the local brand names of Santa Barbara Bank & Trust, First National Bank of Central California, South Valley National Bank, San Benito Bank and First Bank of San Luis Obispo.

About Ford

Ford Financial Fund, L.P. is a private equity firm focused on investments in financial services. Its Managing Member, Gerald J. Ford, and Senior Principal, Carl B. Webb, have successfully acquired and operated numerous banks and financial services companies over the past 30 years, including Golden State Bancorp Inc., First Gibraltar Bank, FSB and First United Bank Group, Inc.

Cautionary Statement

The issuance of the securities in the transactions described in this release have not been and will not be registered under the Securities Act of 1933 or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any jurisdiction or state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction or state.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in these provisions. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including, but not limited to, statements about anticipated future operating and financial performance, financial position and liquidity, business prospects, strategic alternatives, business strategies, regulatory and competitive outlook, investment and expenditure plans, capital and financing needs and availability, acquisition and divestiture opportunities, plans and objectives of management for future operations, and other similar forecasts and statements of expectation and statements of assumptions underlying any of the foregoing. Words such as “will likely result,” “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “hopes,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of these words and similar expressions are intended to identify these forward-looking statements.

Forward-looking statements are based on the Company’s current expectations and assumptions regarding its business, the regulatory environment, the economy and other future conditions. The Company’s actual results may differ materially from those contemplated by the forward-looking statements. The Company cautions you therefore against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the following: inability to complete the investment and recapitalization transactions announced today; inability to continue as a going concern; management’s ability to effectively execute the Company’s business plan; inability to raise additional capital on acceptable terms, or at all; inability to achieve the higher minimum capital ratios that the Bank has agreed to maintain with the OCC; inability to receive dividends from the Bank and to service debt and satisfy obligations as they become due; regulatory enforcement actions to which the Company and the Bank are currently, and may in the future be, subject; costs and effects of legal and regulatory developments, including the resolution of legal proceedings or regulatory or other governmental inquiries, and the results of regulatory examinations or reviews; changes in capital classification; the impact of current economic conditions and the Company’s results of operations on its ability to borrow additional funds to meet its liquidity needs; local, regional, national and international economic conditions and events and the impact they may have on the Company and its customers; changes in the economy affecting real estate values; inability to attract and retain deposits; changes in the level of non-performing assets and charge-offs; changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; changes in the financial performance and/or condition of the Bank’s borrowers; effect of additional provision for loan losses; long-term negative trends in the Company’s market capitalization; continued listing of the Company’s common stock on The NASDAQ Global Select Market; effects of any changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board; inflation, interest rate, cost of funds, securities market and monetary fluctuations; rating agency downgrades; continued volatility in the credit and equity markets and its effect on the general economy; effect of changes in laws and regulations (including laws concerning banking, taxes and securities) with which the Company and its subsidiaries must comply; and effect of changes in accounting policies and practices. In addition to the risks and factors identified above, reference is also made to other risks and factors detailed in reports filed by the Company with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2009. The Company cautions that the foregoing factors are not exclusive.

Forward-looking statements speak only as of the date they are made, and the Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made, whether as a result of new information, future developments or otherwise, except as may be required by law.

Consolidated Balance Sheets
(in thousands)
				% Change
	As of			3/31/2010 vs.	3/31/2010 vs.
	3/31/2010	12/31/2009	3/31/2009	12/31/2009	3/31/2009
	(unaudited)		(unaudited)	(annualized)
Assets:
Cash and due from banks	$20,013	$45,593	$57,665	(224.4%)	(65.3%)
Interest-bearing demand deposits in other financial institutions	1,109,927	878,823	286,703	105.2%	287.1%
Trading securities	5,286	5,403	205,450	(8.7%)	(97.4%)
Available-for-sale securities	944,539	1,153,687	1,465,105	(72.5%)	(35.5%)
Loans held for sale	26,629	19,211	20,638	154.5%	29.0%
Loans held for investment	4,889,051	5,166,431	5,691,747	(21.5%)	(14.1%)
Allowance for loan losses	(282,231)	(272,852)	(140,985)	13.7%	100.2%
Total loans held for investment, net	4,606,820	4,893,579	5,550,762	(23.4%)	(17.0%)
Premises and equipment, net	68,304	71,934	81,780	(20.2%)	(16.5%)
Goodwill	—	—	128,710	—	(100.0%)
Other intangible assets	8,641	9,289	8,956	(27.9%)	(3.5%)
Other assets	396,242	389,478	402,456	6.9%	(1.5%)
Assets of discontinued operations	185,812	75,258	1,013,629	587.6%	(81.7%)
Total assets	$7,372,213	$7,542,255	$9,221,854	(9.0%)	(20.1%)

Liabilities:
Deposits:
Non-interest-bearing demand deposits	$1,051,008	$1,076,916	$921,749	(9.6%)	14.0%
Interest-bearing deposits:
NOW accounts	963,770	938,335	1,116,008	10.8%	(13.6%)
Money market deposit accounts	268,153	287,271	582,717	(26.6%)	(54.0%)
Other savings deposits	372,132	353,713	363,758	20.8%	2.3%
Time deposits	2,762,898	2,717,584	2,477,608	6.7%	11.5%
Total interest-bearing deposits	4,366,953	4,296,903	4,540,091	6.5%	(3.8%)
Total deposits	5,417,961	5,373,819	5,461,840	3.3%	(0.8%)

Securities sold under agreements to repurchase and Federal funds purchased	316,808	322,131	342,284	(6.6%)	(7.4%)
Long-term debt and other borrowings	1,074,267	1,311,828	1,524,783	(72.4%)	(29.5%)
Other liabilities	94,893	94,616	102,576	1.2%	(7.5%)
Liabilities of discontinued operations	185,812	75,258	1,013,629	587.6%	(81.7%)
Total liabilities	7,089,741	7,177,652	8,445,112	(4.9%)	(16.0%)

Shareholders' equity	282,472	364,603	776,742	(90.1%)	(63.6%)
Total liabilities and shareholders' equity	$7,372,213	$7,542,255	$9,221,854	(9.0%)	(20.1%)

Consolidated Statements of Operations (unaudited)
(in thousands, except per share amounts)

	For the Three-Months Ended March 31,
	2010	2009	% Change

Interest income:
Loans	$65,848	$78,504	(16.1%)
Trading securities	64	2,638	(97.6%)
Available-for-sale securities	8,326	11,067	(24.8%)
Other	841	478	75.9%
Total interest income	75,079	92,687	(19.0%)
Interest expense:
Deposits	17,792	24,287	(26.7%)
Securities sold under agreements to repurchase and Federal funds purchased	2,008	3,152	(36.3%)
Long-term debt and other borrowings	11,014	17,447	(36.9%)
Total interest expense	30,814	44,886	(31.4%)
Net interest income	44,265	47,801	(7.4%)
Provision for loan losses	96,771	73,516	31.6%
Net interest loss after provision for loan losses	(52,506)	(25,715)	—
Non-interest income:
Service charges and fees	5,739	6,039	(5.0%)
Trust and investment advisory fees	5,408	5,546	(2.5%)
Gain on securities, net	4,511	2,029	122.3%
Other	3,919	1,959	100.1%
Total non-interest income	19,577	15,573	25.7%
Non-interest expense:
Salaries and employee benefits	22,078	29,930	(26.2%)
Occupancy expense, net	5,803	6,324	(8.2%)
Other	23,439	23,580	(0.6%)
Total non-interest expense	51,320	59,834	(14.2%)
Loss before income taxes	(84,249)	(69,976)	—
Provision/(benefit) for income taxes	49	(32,394)	—
Net loss from continuing operations	(84,298)	(37,582)	—
(Expense)/income from discontinued operations, net of tax	(1,231)	32,070	(103.8%)
Gain on sale of discontinued operations, net of tax	8,160	—	—
Income from discontinued operations, net	6,929	32,070	(78.4%)
Net loss	(77,369)	(5,512)	—
Dividends and accretion on preferred stock	2,522	2,412	4.6%
Net loss applicable to common shareholders	$(79,891)	$(7,924)	—

Loss from continuing operations per common share:
Basic	$(1.80)	$(0.81)
Diluted *	$(1.80)	$(0.81)
Income from discontinued operations per common share:
Basic	$0.15	$0.69
Diluted *	$0.15	$0.69
Loss per common share:
Basic	$(1.71)	$(0.17)
Diluted *	$(1.71)	$(0.17)
Average number of common shares - basic	46,760	46,620
Average number of common shares - diluted	47,260	47,108

* (Loss)/income per diluted common share for the three-months ended March 31, 2010, and 2009 is calculated using basic weighted average shares outstanding.

Average Balances and Annualized Yields (unaudited)

	For the Three-Months Ended March 31,
	2010			2009
	Average Balance	Income	Rate	Average Balance	Income	Rate
	(dollars in thousands)
Assets:
Interest-bearing demand deposits in other financial institutions	$728,386	$841	0.47%	$629,321	$477	0.31%
Federal funds sold	—	—	—	1,333	1	0.30%
Total money market instruments	728,386	841	0.47%	630,654	478	0.31%
Securities: (1)
Taxable	826,051	5,389	2.65%	1,063,367	9,961	3.80%
Non-taxable (3)	242,711	3,001	5.01%	298,931	3,744	5.08%
Total securities	1,068,762	8,390	3.19%	1,362,298	13,705	4.08%
Loans: (2)
Commercial	948,233	10,243	4.38%	1,141,881	13,022	4.63%
Real estate - multi family & nonresidential	2,581,446	35,046	5.43%	2,862,005	41,249	5.77%
Real estate - residential 1 - 4 family	966,440	13,275	5.49%	1,110,879	16,218	5.84%
Consumer	598,461	7,284	4.94%	645,815	8,015	5.03%
Total loans, net	5,094,580	65,848	5.19%	5,760,580	78,504	5.47%
Total interest-earning assets	6,891,728	75,079	4.38%	7,753,532	92,687	4.81%
Market value adjustment	20,750			30,917
Total assets from discontinued operations	399,327			1,753,266
Non-interest-earning assets	414,362			805,133
Total assets	$7,726,167			$10,342,848

Liabilities and shareholders' equity:
Interest-bearing deposits:
Savings and interest-bearing transaction accounts	$1,578,827	1,871	0.48%	$2,029,103	5,249	1.05%
Time certificates of deposit	2,762,011	15,921	2.34%	2,838,794	19,038	2.72%
Total interest-bearing deposits	4,340,838	17,792	1.66%	4,867,897	24,287	2.02%
Borrowed funds:
Securities sold under agreements to repurchase and Federal funds purchased	318,500	2,008	2.56%	342,699	3,152	3.73%
Other borrowings	1,165,832	11,014	3.83%	1,521,253	17,447	4.65%
Total borrowed funds	1,484,332	13,022	3.56%	1,863,952	20,599	4.48%
Total interest-bearing liabilities	5,825,170	30,814	2.14%	6,731,849	44,886	2.70%
Non-interest-bearing demand deposits	1,033,618			907,248
Other liabilities	102,429			119,576
Total liabilities from discontinued operations	399,327			1,753,266
Shareholders' equity	365,623			830,909
Total liabilities and shareholders' equity	$7,726,167			$10,342,848

Net interest income/margin		$44,265	2.60%		$47,801	2.50%

(1) Average securities balances are based on amortized historical cost. The adjustments for fair values are reported as "Market value adjustment."

(2) Nonaccrual loans are included in loan balances. Interest income includes related fee income.

(3) Because of the Company's tax position, the yield on tax exempt investments is not reported on a tax equivalent basis.

Key Financial Ratios (unaudited)
(in thousands, except per share amounts)

	For the Three-Months Ended March 31,
	2010	2009
Financial Ratios:

Operating efficiency ratio from continuing operations	86.50%	97.54%

Capital Ratios, Consolidated:
Tier 1 capital to Average Tangible Assets ratio	4.3%	6.8%
Tier 1 capital to Risk Weighted Assets ratio	7.0%	11.3%
Total Tier 1 & Tier 2 Capital to Risk Weighted Assets ratio	9.7%	14.1%

Capital Ratios, PCBNA:
Tier 1 capital to Average Tangible Assets ratio	4.6%	6.7%
Tier 1 capital to Risk Weighted Assets ratio	7.5%	11.1%
Total Tier 1 & Tier 2 Capital to Risk Weighted Assets ratio	10.2%	13.9%

Credit Quality Ratios from continuing operations:
Allowance for loan losses	$282,231	$140,985
Net charge-offs	$82,349	$73,439
Annualized net charge-offs to average loans	6.56%	5.19%

Non-performing assets:
Nonaccrual loans	$313,819	$224,437
Loans past due 90 days or more on accrual status	8,831	1,855
Troubled debt restructured loans	93,672	34,857
Total non-performing loans	416,322	261,149
Other real estate owned and other foreclosed assets	50,939	9,911
Total non-performing assets	$467,261	$271,060

Non-performing loans to total loans	8.52%	4.59%
Non-performing assets to total assets	6.50%	3.30%
Allowance for loan losses to non-performing loans	68%	54%
Allowance for loan losses to total loans	5.77%	2.48%

Book value per common share:
Actual shares outstanding at end of period	46,792	46,648
Book value per common share	$2.25	$12.88
Tangible book value per common share	$2.07	$9.92

Summarized Credit Quality Tables (unaudited)
Page 5 of Release for 1st Quarter Results of Operations
(in thousands)

Non-Performing Assets:
	2010	2009
	March 31,	December 31,	September 30,	June 30,	March 31,

Real estate
Residential - 1 to 4 family	$60,587	$47,558	$51,282	$40,088	$33,914
Commercial (1)	108,900	109,991	87,471	71,563	27,569
Construction	126,741	124,063	119,775	132,914	121,788
Commercial loans	110,786	108,871	81,234	72,473	70,348
Home equity loans	8,533	6,686	6,401	6,424	6,800
Consumer loans (2)	775	607	462	587	730
Total Non-performing Loans	416,322	397,776	346,625	324,049	261,149
Other real estate owned	50,939	39,263	38,128	24,298	9,911
Total non-performing assets	$467,261	$437,039	$384,753	$348,347	$271,060

(1) Commercial real estate loans include multi-family residential real estate loans
(2) Consumer loans include other loans

Delinquencies (31 days or more past due and nonaccrual loans) :
	2010	2009
	March 31,	December 31,	September 30,	June 30,	March 31,

Real estate
Residential - 1 to 4 family	$69,109	$58,364	$53,482	$46,948	$40,386
Commercial (1)	119,040	123,238	100,323	83,705	44,985
Construction	159,633	138,820	169,878	168,107	145,461
Commercial loans	151,260	144,804	129,367	127,958	100,689
Home equity loans	11,357	9,979	8,211	9,073	10,849
Consumer loans (2)	1,771	1,450	1,595	2,154	1,887
Total delinquent loans	$512,170	$476,655	$462,856	$437,945	$344,257

(1) Commercial real estate loans include multi-family residential real estate loans
(2) Consumer loans include other loans

Net Charge-offs:
	2010	2009
	March 31,	December 31,	September 30,	June 30,	March 31,

Real estate
Residential - 1 to 4 family	$3,637	$2,011	$4,115	$4,915	$1,046
Commercial (1)	23,555	2,400	(304)	8,312	1,714
Construction	16,208	11,698	13,345	30,125	38,066
Commercial loans	33,987	12,977	12,405	26,987	28,117
Home equity loans	4,006	3,303	3,821	5,664	4,178
Consumer loans (2)	956	836	1,723	1,052	318
Net charge-offs relating to continuing operations	82,349	33,225	35,105	77,055	73,439
Discontinued operations	—	(1,271)	(4,778)	1,701	78,886
Total net charge-offs	$82,349	$31,954	$30,327	$78,756	$152,325

(1) Commercial real estate loans include multi-family residential real estate loans
(2) Consumer loans include other loans

CONTACT:
Pacific Capital Bancorp
Debbie Whiteley, Executive Vice President, Investor Relations
805-884-6680
Debbie.Whiteley@pcbancorp.com
or
Financial Profiles
Tony Rossi, 310-478-2700 x13
trossi@finprofiles.com